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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              PALFED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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[LOGO]


PALFED, INC.

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              MID-ATLANTIC UNDERVALUES PALFED'S POTENTIAL
                        VOTE AGAINST PROPOSAL #2
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                                                                  April 3, 1997


Dear Fellow Shareholders:

    At PALFED's April 22 Annual Meeting, you have an opportunity to send a clear message to Mid-Atlantic Investors by voting AGAINST its "Sell the Company" proposal. We urge you to join us in our effort to put a stop to the type of opportunism represented by Mid-Atlantic's campaign against PALFED.

    Shareholder value is PALFED's number one priority. Here are the reasons we think you should vote AGAINST Mid-Atlantic's proposal.

    -  MID-ATLANTIC'S STATEMENTS CANNOT BE TRUSTED. Mid-Atlantic's
       March 25 letter to PALFED shareholders deliberately misrepresents the historical performance of our company. Mid-Atlantic knows just as well as you do that in 1993 PALFED was recapitalized and that significant changes were made in our management and business strategy. 1993 was the starting point for the strategic plan that has produced impressive results during the past four years. Measured from 1993, PALFED has outperformed industry and market averages, as outlined in our Annual Report.

       Mid-Atlantic not only distorts our performance, it also fails to point out that PALFED's market capitalization has grown from approximately $5 million in 1992, when the stock traded as low as $3.50, to more than $85 million at the end of the first quarter of 1997, at a stock price of $16.25.

       Mid-Atlantic is flat wrong and seriously misleads PALFED shareholders when it states that PALFED "has missed opportunities to sell the company at a higher price than the current market price." No such offer has ever been made for PALFED.

       In contrast to the statements in his letter, Jerry Shearer told us in documented personal discussions on March 14, 1996 that Mid-Atlantic had a target price for PALFED between $15 and $16. Even though we have already exceeded its goal, Mid-Atlantic now ignores that performance.

    -  MID-ATLANTIC DOES NOT REPRESENTED THE INTERESTS AND GOALS OF ALL
       PALFED SHAREHOLDERS.  Mid-Atlantic is a professional "destabilizer"
       -- an opportunist that buys into companies, regardless of their performance, solely for the purpose of putting them "in play" and generating short term profit through a sale or buyout. Mid-Atlantic's activities produce no long-term value and certainly do not help the companies who are victimized, the employees whose jobs are sacrificed, the customers and communities whose services are affected, or the shareholders who are deprived of future value.

    - MID-ATLANTIC UNDERVALUES OUR COMPANY. Because Mid-Atlantic is playing an investment game, it lacks understanding of PALFED's fundamentals, its growth potential, and the business opportunities available in community banking. Our management has a very different vision of both the company and the potential of our industry. We think the past few years have clearly demonstrated that our vision is right and that Mid-Atlantic's narrow, short-term strategy is wrong.

    - MID-ATLANTIC'S APPROACH TO SELLING PALFED IS ILLOGICAL AND COULD REDUCE THE VALUE OF A FUTURE SALE OR MERGER. No one seriously interested in maximizing value through the sale of a business would simply hoist a "for sale" sign. Sales negotiations are a complex process and should reflect the needs and opportunities of the buyer as much as the value of the seller. PALFED's board and management believe that our strategy for building value through growth is also the correct path to obtaining maximum value through a sale or merger of the company if such an opportunity were to arise.

     Your board has not chosen a path of independence just for the sake of independence. We are always willing to consider any legitimate offer for the company at a meaningful premium. Our shareholders know this; Mid-Atlantic knows this. There is nothing to be gained from a proposal that can only interfere with a business strategy that has already demonstrated its effectiveness. We urge you to support us and send a message to Mid-Atlantic by voting AGAINST their proposal.


                                                 Sincerely,


                                                 /s/ John C. Troutman
                                                 ------------------------------
                                                 John C. Troutman
                                                 President and
                                                 Chief Executive Officer


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               If your shares of Common Stock are held in the name
                   of a bank or brokerage firm, only that firm
                    can execute a proxy card on your behalf.
              Please contact the person responsible for your account
             and give instructions for a WHITE proxy card to be voted
                     FOR Proposal 1 and AGAINST Proposal 2.

   If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                           GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                             NEW YORK, NY 10005

                          TOLL-FREE: 1-800-223-2064
                     BANKS & BROKERS CALL: 212-440-8600

                     Internet: http://www.georgeson.com
-------------------------------------------------------------------------------



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                           HOW TO VOTE YOUR PROXY CARD
                  IN SUPPORT OF PALFED'S BOARD AND MANAGEMENT
                  -------------------------------------------


1. Sign and date your proxy and check the boxes FOR item #1, the election of directors, and AGAINST item #2, the Mid-Atlantic proposal.
                                     OR
2. Simply sign and date the proxy. If you do not check any of the boxes, your shares will be voted as management recommends.




                             TO CHANGE YOUR VOTE,
                  SIMPLY EXECUTE, SIGN, DATE AND MAIL THIS PROXY,
     IT WILL REVOKE ANY PRIOR PROXY YOU SENT TO PALFED OR TO MID-ATLANTIC.

                                 PALFED, INC.


Dear Shareholder:

Please accept our thanks for sending in your WHITE Proxy Card.

To avoid the possibility of the validity of your WHITE Proxy Card being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed new WHITE Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience. This WHITE Proxy Card will automatically revoke any previous WHITE Proxy Card when it is returned to us.

/ / Your previous WHITE Proxy was unsigned. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

/ / Your previous WHITE Proxy was undated. (Please date, sign and return the new proxy in the enclosed envelope.)

/ / Your previous WHITE Proxy omitted your title or authority. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such such.)

/ / Your previous WHITE Proxy, as signed, did not conform to the name shown on the Proxy. (Please date and sign this WHITE Proxy Card exactly as the registration appears on the revocation, including your full title if signing other than in an individual capacity.) If the registration is in the name of
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    long as you indicate your age.

/ / Your previous WHITE Proxy, as marked, did not clearly specify your instructions. Please sign, date and clearly mark your proxy.

/ / Other ____________________________________________________________________

    __________________________________________________________________________

Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed WHITE Proxy Card as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we greatly appreciate your support.


Sincerely,



PALFED, INC.